SMITH BARNEY INVESTMENT FUNDS INC.
                 SMITH BARNEY SPECIAL EQUITIES FUND
                       F/Y/E December 31, 1996

Issuer              Trade  Selling Dealer                     % of      % of
                    Date                        Shares Purch.  Fund     Issue
                                                        Price           (2)
                                                             Assets(1
                                                             )
Red Brick          1/23/96 Morgan Stanley & Co.             $    0.03%   0.42%
                                                 5,000  18.00
F.Y.I. Inc.        1/23/96 Montgomery                       $    0.02%   0.21%
                           Securities            4,000  13.00
World Color Press  1/25/96 Donaldson, Lufkin &              $    0.29%   1.11%
Inc.                       Jenrette             52,100  19.00
Omnipoint Corp     1/26/96 Donaldson, Lufkin &              $    0.07%   0.29%
                           Jenrette             15,000  16.00
Childtime          2/2/96  William Blair &                  $    0.02%   0.29%
Learning Centers           Company               5,000  11.00
Documentum         2/5/96  Morgan Stanley & Co.             $    0.04%   0.39%
                                                 6,000  24.00
Chancellor Corp.   2/9/96  CS First Boston                  $    0.07%   0.19%
                                                12,500  20.00
NCS HealthCare,    2/14/96 CS First Boston                  $    0.00%   0.02%
Inc.                                               700  16.50
Dignity Partners,  2/14/96 Oppenheimer & Co.,               $    0.25%   3.28%
Inc.                       Inc.                 77,000  12.00
Cylink             2/16/96 Piper Jaffray Inc.               $    0.01%   0.06%
                                                 2,500  15.00
Mossimo            2/23/96 Merrill Lynch  & Co.             $    0.05%   0.34%
                                                10,200  18.00
Riscorp            2/29/96 Montgomery                       $    0.02%   0.11%
                           Securities            5,000  19.00
Revlon             2/29/96 Merrill Lynch  & Co.             $    0.17%   0.71%
                                                35,000  19.00
Berg Electronics   3/1/96  Donaldson, Lufkin &              $    0.21%   0.92%
                           Jenrette             40,000  21.00
Premiere           3/5/96  Alex. Brown & Sons               $    0.05%   0.15%
Technologies                                    10,000  18.00
Sterling Commerce  3/8/96  Alex. Brown & Sons               $    0.04%   0.10%
                                                 6,000  24.00
Xylan              3/12/96 Morgan Stanley & Co.             $    0.13%   0.53%
                                                20,050  26.00
Forte Software     3/12/96 Morgan Stanley & Co.             $    0.05%   0.54%
Inc.                                             9,000  21.00
Platinum           3/12/96 Donaldson, Lufkin &              $    0.03%   1.00%
Entertainment              Jenrette              9,000  13.00
Global Direct      3/21/96 Donaldson, Lufkin &              $    0.26%   0.88%
Mail                       Jenrette             35,000  32.25
First USA          3/22/96 Merrill Lynch  & Co.             $    0.01%   0.10%
Paymentech                                       2,500  21.00
IntelliQuest       3/22/96 William Blair &                  $    0.01%   0.10%
                           Company               2,000  17.00
May & Speh         3/26/96 Donaldson, Lufkin &              $    0.10%   0.60%
                           Jenrette             40,000  11.00
Barnett Inc.       3/29/96 William Blair &                  $    0.08%   0.38%
                           Company              25,000  14.00
Lycos              4/2/96  Hambrecht & Quist                $    0.02%   0.17%
                                                 5,000  16.00
Yahoo! Inc.        4/12/96 Goldman, Sachs & Co.             $    0.09%   1.23%
                                                30,000  13.00
Planet Hollywood   4/19/96 Bear Stearns                     $    0.08%   0.22%
                                                20,700  18.00
Sykes Enterprises  4/30/96 Robert W. Baird &                $    0.07%   0.59%
Inc.                       Co.                  20,000  18.00
HCIA               4/30/96 Merrill Lynch &  Co.             $    0.29%   0.72%
                                                30,000  51.00
Sawtech            5/1/96  Hambrecht & Quist                $    0.01%   0.11%
                                                 5,000  13.00
Marks Brothers     5/2/96  William Blair &                  $    0.03%   0.32%
Jewelers                   Company              10,000  14.00
Whitman-Hart.      5/3/96  Donaldson, Lufkin &              $    0.03%   0.63%
Inc.                       Jenrette              9,000   6.00
Atlas Air          5/7/96  Morgan Stanley & Co.             $    0.13%   1.33%
                                                15,000  45.75
Designer Holdings  5/9/96  Merrill Lynch  & Co.             $    0.08%   0.42%
                                                25,000  18.00
Excel              5/10/96 Donaldson, Lufkin &              $    0.03%   0.25%
Communications             Jenrette             10,000  15.00
Garden Botanika    5/22/96 Montgomery                       $    0.03%   0.28%
                           Securities            7,500  20.00
Open Market        5/23/96 Goldman, Sachs & Co.             $    0.04%   0.69%
                                                12,500  18.00
Suburban Lodge     5/23/96 Montgomery                       $    0.03%   0.33%
                           Securities           10,000  17.00
Landry's Seafood   5/30/96 Montgomery                       $    0.09%   0.49%
Rest.                      Securities           25,000  22.75
LoneStar           5/30/96 Montgomery                       $    0.07%   0.25%
Steakhouse                 Securities           10,000 40.125
Sunrise Assisted   5/31/96 Donaldson, Lufkin &              $    0.12%   0.88%
Living                     Jenrette             35,000  20.00
Verilink Corp      6/11/96 Hambrecht & Quist                $    0.01%   0.11%
                                                 3,000  16.00
The North Face     7/2/96  Alex. Brown & Sons               $    0.01%   0.40%
                                                 5,500  14.00
Einstein Noah      8/2/96  Merrill Lynch  Co.               $    0.09%   1.15%
Bagel                                           30,000  17.00
SRS Labs, Inc.     8/9/96  Solomon Brothers                 $    0.14%   3.33%
                           Inc.                 100,00   8.00
                                                     0
Data Automotive    8/15/96 Donaldson, Lufkin &              $    0.10%   1.48%
Systems                    Jenrette             40,000  14.50
Consolidated       8/16/96 Goldman, Sachs & Co.             $    0.06%   0.37%
Cigar                                           15,000  23.00
NY Bagel           8/26/96 Rauscher Pierce                  $    0.06%   2.00%
Enterprises Co.            Refines, Inc.        40,000   9.00
Eagle Hardware &   9/17/96 Montgomery                       $    0.06%   0.33%
Garden                     Securities           15,000 22.875
Cymer              9/19/96 Morgan Stanley & Co.             $    0.01%   0.30%
                                                 8,000   9.50
Applied            9/20/96 Goldman, Sachs & Co.             $    0.03%   0.56%
Analytical Inds.                                10,000  16.00
MSC Industrial     9/20/96 Donaldson, Lufkin &              $    0.05%   0.20%
Direct                     Jenrette             10,000 33.875
Hot Topic Inc.     9/24/96 Montgomery                       $    0.01%   0.58%
                           Securities            5,000  18.00
LCC International  9/25/96 Donaldson, Lufkin &              $    0.04%   0.40%
                           Jenrette             15,000  16.00
Tag-Heuer Int'l    9/26/96 Salomon Brothers                 $    0.12%   0.20%
S.A.                                            40,000  19.55
Gargoyles          9/27/96 Robertson, Stephens              $    0.01%   0.10%
                           Co.                   3,000  15.00
Advanced Fiber     9/30/96 Morgan Stanley & Co.             $    0.07%   0.44%
Comm.                                           18,000  25.00
Metro Networks    10/16/96 Goldman, Sachs  &                $    0.08%   0.43%
                           Co.                  31,000  16.00
XL Connect        10/17/96 Alex. Brown & Sons               $    0.01%   0.09%
                                                 2,500  15.00
United Auto Group 10/23/96 J.P. Morgan & Co.                $    0.08%   0.40%
                                                20,000  30.00
Aurum Software    10/29/96 Alex. Brown & Sons               $    0.00%   0.08%
                                                 2,000  16.00
Ingram Micro      10/31/96 Morgan Stanley & Co.             $    0.12%   0.25%
                                                50,000  18.00
American Medserve 11/13/96 William Blair &                  $    0.01%   0.09%
Corp.                      Company               5,000  15.00
Information Mgt.  11/17/96 Montgomery                       $    0.05%   0.86%
Res.                       Securities           25,000  14.00
Steel Dynamics,   11/21/96 Morgan Stanley & Co.             $    0.11%   0.53%
Inc.                                            52,000  16.00
Mazel Stores      11/21/96 William Blair &                  $    0.03%   0.72%
                           Company              15,400  16.00
Nu Skin           11/21/96 Merrill Lynch  & Co.             $    0.08%   0.39%
                                                25,000  23.00
Rogue Wave        11/22/96 Hambrecht & Quist                $    0.00%   0.14%
Software                                         2,500  12.00
Einstein Bagel    11/26/96 Merrill Lynch  & Co.             $    0.39%   4.00%
Corp.                                           100,00  30.00
                                                     0